UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2025

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588

 (Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	SSD	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 6, 2025, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the four proposals set forth below. A more detailed description of each proposal is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 24, 2025.

Proposal 1:	To elect eight directors, each to hold office until the Company's 2026 annual meeting of stockholders or until their successors are duly qualified and elected.

Proposal 2:	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

Proposal 3:	To approve the Simpson Manufacturing Co., Inc. Employee Stock Purchase Plan (As Amended and Restated as of January 31, 2025).

Proposal 4:	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year.

At the close of business on March 11, 2025, the record date for the Annual Meeting, there were 41,974,436 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting (“Common Stock”). As the holders of 40,246,654 shares of Common Stock, having a majority of the votes that could be cast by the holders of all outstanding shares of Common Stock, were represented in person or by proxy at the Annual Meeting, a quorum was present.

Each of the foregoing proposals was adopted and approved by the stockholders at the Annual Meeting. The number of votes cast for or against, as well as abstentions and broker non-votes, if applicable, with respect to each of Proposals 1- 4 presented at the Annual Meeting, including a separate tabulation with respect to each director nominee for office are set forth below:

Proposal 1: Election of Directors.

				Broker
	For	Against	Abstain	Non-Votes
James Andrasick	37,859,505	799,493	23,624	1,564,032
Chau Banks	38,549,193	106,882	26,547	1,564,032
Felica Coney	38,615,375	43,061	24,186	1,564,032
Philip Donaldson	37,490,487	1,168,479	23,656	1,564,032
Angela Drake	38,600,600	57,910	24,112	1,564,032
Celeste Volz Ford	37,991,964	567,252	123,406	1,564,032
Kenneth Knight	38,637,643	20,766	24,213	1,564,032
Michael Olosky	38,247,342	401,875	33,405	1,564,032

As a result, the eight individuals were elected by the stockholders as directors of the Company, each to hold office until the Company's 2026 annual meeting of stockholders or until his or her successor has been duly qualified and elected.

Proposal 2: Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
37,393,978	938,343	350,301	1,564,032

As a result, the compensation paid to the Company's named executive officers as disclosed in the Company’s proxy statement for the Annual Meeting was approved by the stockholders.

Proposal 3: Approval of the Simpson Manufacturing Co., Inc. Employee Stock Purchase Plan (As Amended and Restated as of January 31, 2025).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
38,626,708	29,344	26,570	1,564,032

As a result, the Simpson Manufacturing Co., Inc. Employee Stock Purchase Plan (As Amended and Restated as of January 31, 2025) was approved by the stockholders.

Proposal 4: Ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2025.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
39,980,212	216,232	50,210	0

As a result, the selection of Grant Thornton LLP by the Company's board of directors as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified by the stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	May 12, 2025	By	/s/ Cassandra Payton
Cassandra Payton
Executive Vice President, General Counsel

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